Silicon Valley Bank

Modification Agreement

Borrower:   Exabyte Corporation
Address:     1685 38th Street
                   Boulder, Colorado 80301
Date:           As of February 14, 2003

       THIS MODIFICATION AGREEMENT (the "Modification Agreement") is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

       The parties agree to amend the Loan and Security Agreement between them, dated June 18, 2002 (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Modification Agreement, shall have the meanings set forth in the Loan Agreement.)

       1.       Amended and Restated Schedule. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Silicon and Borrower hereby modify the Loan Agreement by deleting in its entirety the Schedule to the Loan Agreement and replacing such Schedule with the Amended and Restated Schedule attached hereto. Effective as of the date of this Modification Agreement, the Amended and Restated Schedule shall be incorporated in and become a part of the Loan Agreement.

       2.        Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

       3.        General Provisions. This Modification Agreement, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

       4.        Loan Agreement Remains in Full Force and Effect. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:	Silicon:
EXABYTE CORPORATION	SILICON VALLEY BANK

By /s/ Tom W. Ward	By
President or Vice President	Title

By /s/ Amy J. Perius
Secretary or Ass't Secretary

00008804.doc